Exhibit 99.1

FOR IMMEDIATE RELEASE

Kingstone Announces Estimated Second Quarter 2023 Catastrophe Losses

Kingston, NY —July 27, 2023 – Kingstone Companies, Inc. (Nasdaq:  KINS) (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, today announced that Kingstone Insurance Company, its wholly-owned subsidiary, estimates net pre-tax catastrophe losses for the second quarter of 2023 of $1.38 million ($1.09 million after-tax). Catastrophe losses for the quarter were comprised of three events.

Financial information, including material announcements about Kingstone Companies, is routinely posted on www.kingstonecompanies.com.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

INVESTOR RELATIONS CONTACT:
Jennifer Gravelle
Kingstone Companies, Inc.
(845) 768-1970